UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024 (December 20, 2024)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2024, MSD Investment Corp. (the “Company”) entered into a Senior Secured Credit Agreement (together with the exhibits and schedules thereto, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Revolving Credit Facility”).

Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to the secured overnight financing rate ("SOFR") in effect, plus an applicable margin of 1.75% per annum if the Borrowing Base (as defined in the Credit Agreement) is greater than or equal to 1.6x the Combined Debt Amount (as defined in the Credit Agreement), or SOFR plus an applicable margin of 1.875% per annum if the Borrowing Base is less than 1.6x the Combined Debt Amount. The Company will also pay a commitment fee of 0.375% per annum on the daily unused amount of the financing commitments until the fourth anniversary of the Revolving Credit Facility.

The maximum commitment amount of the Revolving Credit Facility is $450 million. Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by the Company. The period during which the Company may make borrowings under the Revolving Credit Facility expires on December 20, 2028 and the Revolving Credit Facility is scheduled to mature on December 20, 2029.

The description above is only a summary of the material provisions of the Revolving Credit Facility and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 7.01. Regulation FD Disclosure.

On December 20, 2024, the board of directors of the Company declared a special distribution to stockholders in the amount of $0.28 per share. The distribution will be payable on December 27, 2024 to stockholders of record as of December 20, 2024.

The Company is a closed end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. Pursuant to a private offering, the Company is offering shares of common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act (the “Private Offering”). The Company has not established any limit on the number of shares or the amount of capital raised in connection with the Private Offering. Each investor will make a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. As of the date of this filing, the Company has received capital commitments of nearly $2.6 billion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured Credit Agreement by and among MSD Investment Corp., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: December 26, 2024	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer